AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MISSION MINING COMPANY

Max Maxfield, WY Secretary of State
FILED: 06/17/2013 09:25 AM
Original ID: 2010-000588847
Amendment ID: 2013-001510731

The undersigned, acting pursuant to a duly adopted resolution of the Board of Directors and further to the prior written consent of the holders of voting rights representing a majority in interest, as a percentage of all of the voting rights collectively entitled to vote thereon in respect of a corporation formed under the Wyoming Business Corporation Act, W.S. §17-16-101 et seq., do hereby adopt the following Amended and Restated Articles of Incorporation for such corporation:

FIRST: The name of the corporation is **Mission Mining Company**, which shall hereinafter be referred to as the "Corporation."

SECOND: The current registered office of the Corporation in the State of Wyoming is located at 2710 Thomas Avenue, Cheyenne, Wyoming, 82001. The name of the current registered agent is Wyoming Corporate Services Inc. Both the registered office and the registered agent may be changed by resolution of the Board of Directors as they may see fit from time to time.

THIRD: The Corporation has been formed for the purpose of engaging in any legal activity, provided that it shall not engage in any activity which requires separate authority and / or a license under the laws of any jurisdiction in which the Corporation conducts business, unless the Corporation has lawfully secured such separate authority and / or license.

FOURTH: The current mailing address and administrative office address of the Corporation is 1725 South Rainbow Boulevard, Suite 16-100, Las Vegas, Nevada, 89146. Said address may be changed by resolution of the Board of Directors.

FIFTH: The current principal office address of the Corporation is 6175 Plumtree Lane, Edmond, Oklahoma, 73034. Said address may be changed by resolution of the Board of Directors.

SIXTH: The aggregate number of shares which the Corporation shall have authority to issue shall consist of one billion (1,000,000,000) shares of Common Stock having a USD $.0001 par value, and five hundred million (500,000,000) shares of Preferred Shares having a USD $.0001 par value. The Common and / or Preferred Shares of the Corporation may be issued from time to time without prior approval by the stockholders. The

Common and / or Preferred Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and / or Preferred Shares in one or more series, with such voting powers, designations, preferences, and rights thereon, and / or with such qualifications, limitations, or restrictions thereon as shall be stated in the authorizing resolution or resolutions. The Board of Directors, within the limits forth in W.S. §17-16-601 and W.S. §17-16-602, or any successor statute(s), is expressly vested with the authority to divide and / or classify any or all of the Preferred Shares into one or more series or classes (or one or more series within a class) and to fix and determine (before the issuance of any shares of that series or class, or of one or more series within a class), the relative rights and preferences of the shares of each series or class, or of each series within a class, so established, provided further, however, that except in respect of votes relating to forward or reverse splits, to which the following limitations in section i) only, shall not apply: i) the rights and preferences granted to any series or class which diminishes the rights, relative rights, and / or which otherwise may be reasonably deemed to be detrimental to the holders / owners of any other series or class(es) may be deemed effective only upon the affirmative vote of the majority (by percentage of shares / voting rights) of those entitled to vote in respect of such negatively affected series or class(es); and ii) the rights of any of the various series or class(es) may otherwise vary only with or in respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and / or involuntary liquidation or redemption, and the rights and preferences, if any, which any / specified class or series will have which is superior and / or junior to any other class(es) or series in liquidation or priority of redemption;

(d) sinking fund provisions, if any, for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights;

(g) whether the shares will be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate;

(h) whether the shares may be required to be registered at the option of the owner / holder or if the shares have been agreed to be registered by a given date or upon the happening of any specified eventuality, and to specify any other terms and conditions related to such registration; and

(i) whether the holders of the (subject) shares shall have the right(s) to any specified payments or to the issuance to them of any further shares of any class or series, or series within a class, based on the happening or failure to happen of any specified event or the existence or lack of existence of any specified status or condition in the future.

SEVENTH: The Corporation has authorized the following classes or series of preferred shares, and such classes or series of shares have the following stated number of shares currently authorized, and the shares or holders thereof have the following stated rights and preferences:

(a) Series A: Zero (0) currently authorized shares. (All Series A Preferred Shares have been previously converted into common shares and / or have been fully redeemed or canceled.)

(b) Series B: Zero (0) currently authorized shares. (All Series B Preferred Shares have been previously converted into common shares and / or have been fully redeemed or canceled.)

(c) Series C: Zero (0) currently authorized shares. (All Series C Preferred Shares have been previously converted into common shares and / or have been fully redeemed or canceled.)

(d) Series D: Zero (0) currently authorized shares. (All Series D Preferred Shares have been previously converted into

common shares and / or have been fully redeemed or canceled.)

(e) Series E: CERTIFICATE OF DESIGNATION, SERIES E PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Sixty million (60,000,000) shares of Series E Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation, (the "Series E Preferred Shares").

1.2. DIVIDENDS.

The holders of the Series E Preferred Shares shall be entitled to receive dividends when, as, and if declared by the Board of Directors, in its sole discretion.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of the Series E Preferred Shares shall be convertible, at any time, and / or from time to time, into one-twentieth (0.05) of one (1) share of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series E Preferred Shares of the holder's intention to convert the Series E Shares, together with the holder's stock certificate or certificates evidencing the Series E Preferred Shares to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series E Preferred Shares in accordance with the provisions of this Section, together with

Scrip for any partial share, or a cash payment representing the current price of such partial share. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series E Preferred Shares unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of the Series E Preferred Shares are anti-dilutive to reverse splits of the Common Stock, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the conversion rate or conversion ratio established in Section 1.3(a) prior to the reverse split. The conversion rate or conversion ratio for shares of the Series E Preferred Shares, however, would increase proportionately in the case of forward splits of the Common Stock, and may not be diluted by a reverse split following a forward split of the Common Stock. However, following conversion of the Series E Preferred Shares into the Common Stock of the Corporation, there will be no Anti-Dilution rights attached to the Corporation's common shares which the Series E Preferred Shares have been converted into.

1.4. VOTING RIGHTS.

Each share of the Series E Preferred Shares shall have votes based upon its conversion rate. Each share of Series E

Preferred Shares will therefore be entitled to one-twentieth (0.05) of one vote per share for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote.

(f) Series F: CERTIFICATE OF DESIGNATION, SERIES F PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Ten (10) shares of Series F Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation, (the "Series F Preferred Shares").

1.2. DIVIDENDS.

The holders of the Series F Preferred Shares shall be entitled to receive dividends when, as, and if declared by the Board of Directors, in its sole discretion.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) The Series F Preferred Shares shall have no conversion rights.

(b) The Series F Preferred Shares may not be diluted, in fact or in effect, either by any stock splits of the Series F Preferred Shares, nor by any splits of any other class or series of shares, or any series within a class, nor by the issuance of other "super voting," shares of any other class or series of shares or series within a class, nor may the Series F Preferred Shares be cancelled or redeemed except upon and subject to the prior written consent and agreement of the then current holder(s) of the Series F Preferred Shares.

1.4. VOTING RIGHTS.

Each share of the Series F Preferred Shares shall have super-voting rights equal to the total aggregate number of all

common shares and all preferred shares issued and outstanding for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote. In respect of all other classes or series of preferred shares (other than this Series F), the voting rights of the Series F Preferred Shares shall be equal to the greater of the number of preferred shares issued and outstanding in each class or series of preferred shares at the time of the vote, or the number of common shares which each share of any (other than F) class or series of preferred shares is entitled to vote if it exceeds a voting power equal to one common share.

(g) Series G: CERTIFICATE OF DESIGNATION, SERIES G PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Twenty million (20,000,000) shares of Series G Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation, (the "Series G Preferred Shares").

1.2. DIVIDENDS.

The holders of Series G Preferred Shares shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of the Series G Preferred Shares shall be convertible, at any time, and / or from time to time, into one-thousandth (0.001) of one (1) share of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series G Preferred Shares of the holder's intention to

convert the Series G Shares, together with the holder's stock certificate or certificates evidencing the Series G Preferred Shares to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series G Preferred Shares in accordance with the provisions of this Section, together with Scrip for any partial share, or a cash payment representing the current price of such partial share. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series G Preferred Shares unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of the Series G Preferred Shares have no anti-dilution rights in respect of Reverse Splits, and therefore in the case of a reverse split of the Common Stock, the conversion rate or conversion ratio shall be diluted or reduced proportionally by the same rate or ratio as is the Common Stock of the Corporation in any such reverse split. The conversion rate or ratio for shares of the Series G Preferred Shares, however, would increase proportionately in the case of forward splits of the Common Stock of the Corporation. However, following conversion of the Series G Preferred Shares into the Common Stock of the Corporation, there will be no Anti-Dilution rights

attached to the Corporation's common shares which the Series G Preferred Shares have been converted into.

1.4. VOTING RIGHTS.

Each share of the Series G Preferred Shares shall have votes based upon its conversion rate. Each share of the Series G Preferred Shares will therefore be entitled to one-thousandth (0.001) of one vote per share for any election or other vote placed before the shareholders of the Corporation the shareholders of the Corporation or upon which the shareholders are entitled to vote.

(h) Series H: CERTIFICATE OF DESIGNATION, SERIES H PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Twenty million (20,000,000) shares of Series H Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation (the "Series H Preferred Shares").

1.2. DIVIDENDS.

The holders of the Series H Preferred Shares shall be entitled to receive dividends when, as, and if declared by the Board of Directors, in its sole discretion.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of the Series H Preferred Shares shall be convertible, at any time, and / or from time to time, into one-tenth (0.1) of one (1) share of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the

Series H Preferred Shares of the holder's intention to convert the Series H Shares, together with the holder's stock certificate or certificates evidencing the Series H Preferred Shares to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series H Preferred Shares in accordance with the provisions of this Section, together with Scrip for any partial share, or a cash payment representing the current price of such partial share. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series H Preferred Shares unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of the Series H Preferred Shares are anti-dilutive to reverse splits of the Common Stock, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the conversion rate or conversion ratio established in Section 1.3(a) prior to the reverse split. The conversion rate or conversion ratio for shares of the Series H Preferred Shares, however, would increase proportionately in the case of forward splits of the Common Stock, and may not be diluted by a reverse split following a forward split of the Common Stock.

However, following conversion of the Series H Preferred Shares into the Common Stock of the Corporation, there will be no Anti-Dilution rights attached to the Corporation's common shares which the Series H Preferred Shares have been converted into.

1.4. VOTING RIGHTS.

Each share of the Series H Preferred Shares shall have votes based upon its conversion rate. Each share of the Series H Preferred Shares will therefore be entitled to one-tenth (0.1) of one vote per share for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote.

(i) Series I: CERTIFICATE OF DESIGNATION, SERIES I PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Fifty million (50,000,000) shares of Series I Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation (the "Series I Preferred Shares").

1.2. DIVIDENDS.

Each share of the Series I Preferred Shares shall have the right to receive dividends on the same date and basis as is equal to twenty per cent (20.0%) of the total number of shares of Common Stock of the Corporation which each share of the Series I Preferred Shares is convertible into, as described below, i.e., the dividends payable in respect of each share of the Series I Preferred Shares shall be equal to and paid simultaneously with the dividends declared and paid in respect of two (2) shares of the Common Stock of the Corporation.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of Series I Preferred Stock shall be convertible, at any time, and / or from time to time, into ten (10) shares of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series I Preferred Shares of the holder's intention to convert the Series I Shares, together with the holder's stock certificate or certificates evidencing the Series I Preferred Shares to be converted. As deemed necessary by the Corporation's securities counsel, an S-1 registration statement with respect to the common shares received in the conversion will be concluded simultaneously with the date of conversion, at the Corporation's expense, such that all resulting shares of the Common Stock of the corporation upon conversion shall be free trading shares, although such shares received in the conversion may and will still be subject to any applicable "insider," restrictions on the number and timing of shares which may be sold in the public markets.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series I Preferred Shares in accordance with the provisions of this Section, together with Scrip for any partial share, or a cash payment representing the current price of such partial share. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series I Preferred Shares unless, in the opinion of

counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of the Series I Preferred Shares are anti-dilutive to reverse splits of the Common Stock, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the conversion rate or conversion ratio established in Section 1.3(a) prior to the reverse split. The conversion rate or conversion ratio for shares of the Series I Preferred Shares, however, would increase proportionately in the case of forward splits of the Common Stock, and may not be diluted by a reverse split following a forward split of the Common Stock. However, following conversion of the Series I Preferred Shares into the Common Stock of the Corporation, there will be no Anti-Dilution rights attached to the Corporation's common shares which the Series I Preferred Shares have been converted into.

1.4. VOTING RIGHTS.

Each share of the Series I Preferred Shares shall have votes based upon its conversion rate. Each share of the Series I Preferred Shares will therefore be entitled to ten (10) votes per share for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote.

(j) Series J: CERTIFICATE OF DESIGNATION, SERIES J PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Ten million (10,000,000) shares of Series J Preferred Shares, par value $0.0001 per share, are authorized pursuant to this

Article VII of the Corporation's Amended and Restated Articles of Incorporation (the "Series J Preferred Shares").

1.2. DIVIDENDS.

Each share of the Series J Preferred Shares shall have the right to receive dividends on the same basis as the Common Stock of the Corporation, i.e., if a dividend is declared in respect of the Common Stock of the corporation, each share of the Series J Preferred Shares shall receive a dividend equal to the dividend paid on each share of the Common Stock of the Corporation.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of the Series J Preferred Shares shall be convertible, on the first business day following the date of the expiration of the applicable Rule 144 Holding Period established upon the issuance thereof, into that number of shares of the Corporation's (publicly traded) Common Stock which is equal to a computed "value," of USD $5.00 (five U.S. dollars), based on the average of the opening and closing bid and ask prices for each of the 45 prior trading days. As deemed necessary by the Corporation's securities counsel, an S-1 registration statement with respect to the common shares received in the conversion will be concluded simultaneously with the date of conversion, at the Corporation's expense, such that all resulting shares of the Common Stock of the corporation upon conversion shall be free trading shares, although such shares received in the conversion may and will still be subject to any applicable "insider," restrictions on the number and timing of shares which may be sold in the public markets.

(b) No Anti-Dilution rights will attach to the Series J Preferred Shares, although the "value," of the shares to be received upon conversion is fixed and has an anti-dilutive effect. Further, following conversion of the Series J Preferred Shares into the Common Stock

of the Corporation, there will be no Anti-Dilution rights attached to the Corporation's common shares which the Series J Preferred Shares have been converted into.

1.4. VOTING RIGHTS.

Each share of the Series J Preferred Shares shall have voting rights equal to one (1) share of the Corporation's Common Stock for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote.

1.5. OTHER RIGHTS AND LIMITATIONS.

In any bankruptcy, liquidation, or receivership proceedings of whatsoever nature, the holder(s) / owner(s) of any Series J Preferred Shares shall have the right to recover or receive the full assignment of and clear title to the non-cash asset(s) and / or (all) other non-cash item(s) of consideration for which the said Series J Preferred Shares were issued by the Corporation to such holder(s) / owner(s), and the Corporation may not lien, sell, pledge, gift, or otherwise encumber the non-cash asset(s) or non-cash consideration for which (any particular) Series J Preferred Shares are issued without the prior written consent of the majority in interest of the (relevant) holder(s) / owner(s) of any particular Series J Preferred Shares issued in connection with the acquisition of any specific non-cash asset(s) or any specific non-cash item(s) of consideration transferred to or received by the Corporation. The Series J Preferred Shares shall have such other and additional rights and limitations, if any, as may be established by the Board of Directors prior to the issuance of any Series J Preferred Shares, and the price or other consideration for which the Series J Preferred Shares are issued may be set and established by the Board of Directors from time to time, and need not be the same for each purchaser or recipient of any of the Series J Preferred Shares.

(k) Series K: CERTIFICATE OF DESIGNATION, SERIES K PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

Ten million (10,000,000) shares of Series K Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation (the "Series K Preferred Shares").

1.2. DIVIDENDS.

Each share of the Series K Preferred Shares shall have the right to receive dividends on the same date and basis as ten per cent (10.0%) of the total number of shares of Common Stock of the Corporation which each share of the Series K Preferred Shares is convertible into, as described below, i.e., the dividends payable in respect of each share of the Series K Preferred Shares shall be equal to and paid simultaneously with the dividends declared and paid in respect of one and one fifth (1.2) shares of the Common Stock of the Corporation.

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of the Series K Preferred Shares shall be convertible, on the first business day following the date of the expiration of the applicable Rule 144 Holding Period established upon the issuance thereof, into twelve (12) shares of the Corporation's (publicly traded) Common Stock. As deemed necessary by the Corporation's securities counsel, an S-1 registration statement with respect to the common shares received in the conversion will be concluded simultaneously with the date of conversion, at the Corporation's expense, such that all resulting shares of the Common Stock of the corporation upon conversion shall be free trading shares, although such shares received in the conversion may and will still be subject to any applicable "insider," restrictions on the number and timing of shares which may be sold in the public markets.

(b) Shares of the Series K Preferred Shares are anti-dilutive to reverse splits of the Common Stock, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the conversion rate or conversion ratio established in Section 1.3(a) prior to the reverse split. The conversion rate or conversion ratio for shares of the Series K Preferred Shares, however, would increase proportionately in the case of forward splits of the Common Stock, and may not be diluted by a reverse split following a forward split of the Common Stock. However, following conversion of the Series K Preferred Shares into the Common Stock of the Corporation, there will be no Anti-Dilution rights attached to the Corporation's common shares which the Series K Preferred Shares have been converted into.

1.4. VOTING RIGHTS.

Each share of the Series K Preferred Shares shall have voting rights equal to two (2) shares of the Corporation's Common Stock for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote.

1.5. OTHER RIGHTS AND LIMITATIONS.

In any bankruptcy, liquidation, or receivership proceedings of whatsoever nature, the holder(s) / owner(s) of any Series K Preferred Shares shall have the right to recover or receive the full assignment of and clear title to the non-cash asset(s) and / or (all) other non-cash item(s) of consideration for which the said Series K Preferred Shares were issued by the Corporation to such holder(s) / owner(s), and the Corporation may not lien, sell, pledge, gift, or otherwise encumber the non-cash asset(s) or non-cash consideration for which (any particular) Series K Preferred Shares are issued without the prior written consent of the majority in interest of the (relevant) holder(s) / owner(s) of any particular Series K Preferred Shares issued in connection

with the acquisition of any specific non-cash asset(s) or any specific non-cash item(s) of consideration transferred to or received by the Corporation. The Series K Preferred Shares shall have such other and additional rights and limitations, if any, as may be established by the Board of Directors prior to the issuance of any Series K Preferred Shares, and the price or other consideration for which the Series K Preferred Shares are issued may be set and established by the Board of Directors from time to time, and need not be the same for each purchaser or recipient of any of the Series K Preferred Shares.

(l) Series L: CERTIFICATE OF DESIGNATION, SERIES L PREFERRED SHARES

1.1. DESIGNATION AND NUMBER OF SHARES.

One hundred million (100,000,000) shares of Series L Preferred Shares, par value $0.0001 per share, are authorized pursuant to this Article VII of the Corporation's Amended and Restated Articles of Incorporation (the "Series L Preferred Shares").

1.2. DIVIDENDS.

Each share of the Series L Preferred Shares shall have the right to receive cumulative preferred dividends on an annual basis, payable perpetually from year to year until and unless the Series L Preferred Shares, or any pro rata portion of all of the then issued and outstanding Series L Preferred Shares are called by the Corporation for redemption at the full face / stated value, such dividend payment(s) to be made on the last business day of each of June and December of each calendar year, wherein the amount of the dividend shall be equal to an annualized rate of return on the stated / face value of the Series L Preferred Shares (based on the receipt of both payments each year, with pro rata or proportionate dividend payments being made for any Series L Shares acquired on any date other than the payment date of the dividends), which annualized rate of return will be fixed and adjusted as of January 1 of each calendar year, such that for that year, the rate will be equal to the U.S. prime rate as

quoted in the Wall Street Journal as of the last day of the preceding calendar year, plus three hundred fifty (350) basis points. For example, if U.S. the prime rate was two per cent (2.0%) on the last day of the prior calendar year, the effective rate of the cumulative preferred dividend(s) for the following year which would be payable in respect of the Series L Preferred Shares, would be five and one half per cent (5.5%).

1.3. CONVERSION RIGHTS AND ANTI-DILUTION RIGHTS.

(a) Each share of the Series L Preferred Shares shall be convertible, on the first business day following the date of the expiration of the applicable Rule 144 Holding Period established upon the issuance thereof, into one (1) share of the Corporation's (publicly traded) Common Stock. As deemed necessary by the Corporation's securities counsel, an S-1 registration statement with respect to the common shares received in the conversion will be concluded simultaneously with the date of conversion, at the Corporation's expense, such that all resulting shares of the Common Stock of the corporation upon conversion shall be free trading shares, although such shares received in the conversion may and will still be subject to any applicable "insider," restrictions on the number and timing of shares which may be sold in the public markets.

(b) Shares of the Series L Preferred Shares are anti-dilutive to reverse splits of the Common Stock, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the conversion rate or conversion ratio established in Section 1.3(a) prior to the reverse split. The conversion rate or conversion ratio for shares of the Series L Preferred Shares, however, would increase proportionately in the case of forward splits of the Common Stock, and may not be diluted by a reverse split following a forward split of the Common Stock.

However, following conversion of the Series L Preferred Shares into the Common Stock of the Corporation, there will be no Anti-Dilution rights attached to the Corporation's common shares which the Series L Preferred Shares have been converted into. The dividends payable in respect of all Series L Preferred Shares shall remain payable in the same amounts and rates as though no split(s), whether forward or reverse, had occurred, but shall terminate upon redemption by the Corporation or upon conversion into the Common Stock of the Corporation. Upon any written call for redemption of the Series L Preferred Shares by the Corporation, the holder(s) / owner(s) thereof shall nevertheless have seven (7) business days following such call to give written notice of their exercise of the right to convert the Series L Preferred Shares into the Common Stock of the Corporation.

1.4. VOTING RIGHTS.

Each share of the Series L Preferred Shares shall have voting rights equal to one (1) share of the Corporation's Common Stock for any election or other vote placed before the shareholders of the Corporation or upon which the shareholders are entitled to vote.

1.5. OTHER RIGHTS AND LIMITATIONS.

In any bankruptcy, liquidation, or receivership proceedings of whatsoever nature, the holder(s) / owner(s) of any Series L Preferred Shares shall have the right to recover or receive as a distribution, as a preference over any other class or series of shares of the Corporation, the cash amount of any then unpaid cumulative preferred dividends due, and shall further have the right to retain the Series L Preferred Shares if the plan of reorganization or distribution allows, or to convert them into the Common Stock of the Corporation if that is deemed advantageous by the (various) subject holder(s) or owner(s) of the Series L Preferred Shares, acting independently and without prejudice to the other holder(s) / owner(s) thereof. Additionally, in any

bankruptcy, liquidation, or receivership proceedings of whatsoever nature, the holder(s) / owner(s) of any Series L Preferred Shares shall have the right to recover or receive the full assignment of and clear title to the non-cash asset(s) and / or (all) other non-cash item(s) of consideration for which the said Series L Preferred Shares were issued by the Corporation to such holder(s) / owner(s), and the Corporation may not lien, sell, pledge, gift, or otherwise encumber the non-cash asset(s) or non-cash consideration for which (any particular) Series L Preferred Shares are issued without the prior written consent of the majority in interest of the (relevant) holder(s) / owner(s) of any particular Series L Preferred Shares issued in connection with the acquisition of any specific non-cash asset(s) or any specific non-cash item(s) of consideration transferred to or received by the Corporation. The Series L Preferred Shares shall have such other and additional rights and limitations, if any, as may be established by the Board of Directors prior to the issuance of any Series L Preferred Shares, and the price or other consideration for which the Series L Preferred Shares are issued may be set and established by the Board of Directors from time to time, and need not be the same for each purchaser or recipient of any of the Series L Preferred Shares.

EIGHTH: The President and Chief Executive Officer of the Corporation is currently Carlton G. Wingett. The Chief Financial Officer of the Corporation is currently Dennis E. Atkins, CPA. The Board of Directors may remove such officers at any time by affirmative vote, and / or may elect such officers and / or such other officers as they may deem appropriate, either at or immediately following the Corporation's annual meeting or any special meeting called for such purpose.

NINTH: Cumulative voting in respect of the election of the directors of the Corporation is not authorized or permitted.

TENTH: (1) The Corporation shall indemnify any individual made a party to a proceeding because he or she is or was a director, officer, incorporator, employee or agent of the Corporation against liability incurred in the proceeding if:

(a) He or she conducted himself in good faith; and

(b) He or she reasonably believed that his or her conduct was in or at least not opposed to the Corporation's best interest; and

(c) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

(2) Indemnification shall also be provided for an individual's conduct with respect to an employee benefit plan if the individual reasonably believed his or her conduct to be in the interests of the participants in and beneficiaries of the plan.

(3) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, incorporator, employee, or agent of the Corporation who is a party to the proceeding in advance of final disposition of the proceeding if:

(a) The individual furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described herein;

(b) The individual furnishes the Corporation a written undertaking executed personally or on his or her behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the law. The undertaking required by this paragraph shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

(4) The indemnification and advancement of expenses authorized herein shall not be exclusive of any other rights to which any director, officer, incorporator, employee, or agent may be entitled under any by-law, agreement, or resolution of shareholders or disinterested directors or otherwise. The articles of incorporation shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto. These articles of incorporation shall

be construed to provide indemnification and advancement of expenses to the extent permitted by law.

ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty, as defined by the Wyoming Business Corporation Act, to the Corporation or its shareholders; (2) for acts or omissions not made or taken in good faith, or which involved intentional misconduct or a knowing violation of law; (3) for unlawful distributions made in violation of Wyo. Stat. §17-16-640 and liability incurred therefor as set forth in Wyo. Stat. §17-16-833; or (4) for any transaction in which the director derived an improper personal benefit.

The undersigned officers of the Corporation hereby certify that the foregoing Amended and Restated Articles of Incorporation have been approved and ratified by the Board of Directors and pursuant to a vote of, and / or the written consent of, the holders of a majority (by percentage of those holding relevant voting rights), entitled to vote in respect of the adoption thereof.

Dated: June 10, 2013.

Carlton G. Wingett, President & Chief Executive Officer

Dennis E. Atkins, CPA, Chief Financial Officer

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:

Mission Mining Company

2. Article(s) is amended as follows:

See attached AMENDED AND RESTATED ARTICLES OF INCORPORATION

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Not Applicable

4. The amendment was adopted on 06/10/2013 .
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

<u>OR</u>

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

This Amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature] **Date:** 06/10/2013
(mm/dd/yyyy)

Print Name: Dennis Atkns

Title: Chief Financial Officer, Secretary

Contact Person: Dennis Atkins

Daytime Phone Number: 405-209-5485 Email: dennisatkinscpa@gmail.com

Checklist
- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.